Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

November 2012 Performance Update

The Frontier Fund Supplement Dated November 30, 2012 to Prospectus Dated April 30, 2012 and the Supplement dated

August 17, 2012.

The Frontier Fund Class 1 Original

T H E   F R O N T I E R   F U N D ’ S   G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

November performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1 Original	November 30, 2012 MTD	November 30, 2012 YTD	NAV / Unit
Balanced Series-1	0.33%	-7.56%	$115.09
Tiverton/Graham/Transtrend Series-1	-3.25%	-15.70%	$76.72
Currency Series-1	-2.39%	-14.84%	$60.02
Winton/Graham Series-1	-1.04%	-12.53%	$91.61
Winton Series-1	1.23%	-8.74%	$128.80

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

* The above table sets forth the actual performance for the Class and Series as of November 30, 2012. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(2,035,773.57)
Unrealized trading gain (loss)	3,617,975.52
Less: Commissions	(204,789.88)
Less: Trading Fee paid to Managing Owner	(90,273.35)
Interest income	8,759.91

Total Income	1,295,898.63
EXPENSES
Broker service fees	361,061.47
Incentive fees	316,024.67
Management fees	136,769.59

Total Expenses	813,855.73

Net Income (Loss)	$482,042.90

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	1,284,748.25835	$147,372,157.11	$114.71
Current month additions	316.75300	36,402.61
Current month redemptions	(20,693.08367)	(2,378,335.21)
Net income (loss) for current month		482,042.90	0.38

Net asset value, end of current month	1,264,371.92700	$145,512,267.41	$115.09

	Monthly rate of return		0.33%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - BALANCED SERIES - 1

THE FRONTIER FUND TIVERTON/GRAHAM/TRANSTREND SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(1,095,181.69)
Unrealized trading gain (loss)	489,474.95
Less: Commissions	(18,895.83)
Less: Trading Fee paid to Managing Owner	(14,023.44)
Interest income	28,944.62

Total Income	(609,681.39)
EXPENSES
Broker service fees	56,083.90
Incentive fees	0.00
Management fees	87,446.13

Total Expenses	143,530.03

Net Income (Loss)	$(753,211.42)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	296,968.06449	$23,549,418.34	$79.30
Current month additions	23.96220	1,847.60
Current month redemptions	(9,041.32173)	(705,481.14)
Net income (loss) for current month		(753,211.42)	(2.58)

Net asset value, end of current month	287,950.70500	$22,092,573.38	$76.72

	Monthly rate of return		-3.25%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - TIVERTON/GRAHAM/TRANSTREND SERIES - 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$5,139.74
Unrealized trading gain (loss)	(66,680.16)
Less: Commissions	0.00
Less: Trading Fee paid to Managing Owner	(1,843.20)
Interest income	0.04

Total Income	(63,383.58)
EXPENSES
Broker service fees	7,373.11
Incentive fees	0.00
Management fees	0.00

Total Expenses	7,373.11

Net Income (Loss)	$(70,756.69)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	48,110.91345	$2,958,254.83	$61.49
Current month additions	59.30948	3,681.46
Current month redemptions	(49.30835)	(3,105.32)
Net income (loss) for current month		(70,756.69)	(1.47)

Net asset value, end of current month	48,120.91458	$2,888,074.28	$60.02

	Monthly rate of return		-2.39%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - CURRENCY SERIES - 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(654,410.54)
Unrealized trading gain (loss)	566,229.82
Less: Commissions	(6,193.90)
Less: Trading Fee paid to Managing Owner	(10,417.31)
Interest income	12,467.98

Total Income	(92,323.95)
EXPENSES
Broker service fees	41,664.45
Incentive fees	0.00
Management fees	48,717.93

Total Expenses	90,382.38

Net Income (Loss)	$(182,706.33)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	187,727.83609	$17,377,109.43	$92.57
Current month additions	47.79788	4,279.40
Current month redemptions	(4,491.61322)	(408,525.73)
Net income (loss) for current month		(182,706.33)	(0.96)

Net asset value, end of current month	183,284.02070	$16,790,156.77	$91.61

	Monthly rate of return		-1.04%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON/GRAHAM SERIES - 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(488,441.99)
Unrealized trading gain (loss)	991,772.92
Less: Commissions	(3,529.98)
Less: Trading Fee paid to Managing Owner	(19,045.80)
Interest income	34,672.94

Total Income	515,428.09
EXPENSES
Broker service fees	76,178.69
Incentive fees	0.00
Management fees	61,801.89

Total Expenses	137,980.58

Net Income (Loss)	$377,447.51

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	244,786.84726	$31,144,717.75	$127.23
Current month additions	124.73876	15,672.86
Current month redemptions	(3,509.25500)	(445,561.78)
Net income (loss) for current month		377,447.51	1.57

Net asset value, end of current month	241,402.33110	$31,092,276.34	$128.80

	Monthly rate of return		1.23%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON SERIES - 1

THE FRONTIER FUND BALANCED SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(2,816,857.72)
Unrealized trading gain (loss)	5,010,129.65
Less: Commissions	(283,664.54)
Less: Trading Fee paid to Managing Owner	(125,041.29)
Interest income	18,251.57

Total Income	1,802,817.67
EXPENSES
Trading fees	4,603.88
Broker service fees	361,061.47
Incentive fees	437,989.50
Management fees	189,446.24

Total Expenses	993,101.09

Net Income (Loss)	$809,716.58

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	1,678,474.59707	$204,028,178.31	$121.56
Current month additions	316.75300	36,402.61
Current month redemptions	(26,399.35274)	(3,207,875.24)
Net income (loss) for current month		809,716.58	0.49

Net asset value, end of current month	1,652,391.99663	$201,666,422.26	$122.05

	Monthly rate of return		0.40%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - BALANCED SERIES

THE FRONTIER FUND TIVERTON/GRAHAM/TRANSTREND SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(1,251,254.22)
Unrealized trading gain (loss)	559,115.02
Less: Commissions	(21,592.00)
Less: Trading Fee paid to Managing Owner	(16,025.54)
Interest income	33,076.60

Total Income	(696,680.14)
EXPENSES
Trading fees	0.00
Broker service fees	56,083.90
Incentive fees	0.00
Management fees	99,930.85

Total Expenses	156,014.75

Net Income (Loss)	$(852,694.89)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	330,851.44085	$26,932,938.35	$81.40
Current month additions	23.96220	1,847.60
Current month redemptions	(10,132.89076)	(813,570.35)
Net income (loss) for current month		(852,694.89)	(2.62)

Net asset value, end of current month	320,742.51233	$25,268,520.71	$78.78

	Monthly rate of return		-3.22%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - TIVERTON/GRAHAM/TRANSTREND SERIES

THE FRONTIER FUND CURRENCY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$5,241.07
Unrealized trading gain (loss)	(67,998.27)
Less: Commissions	0.00
Less: Trading Fee paid to Managing Owner	(1,879.53)
Interest income	0.00

Total Income	(64,636.73)
EXPENSES
Trading fees	0.00
Broker service fees	7,373.11
Incentive fees	0.00
Management fees	0.00

Total Expenses	7,373.11

Net Income (Loss)	$(72,009.84)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	48,853.30682	$3,016,475.44	$61.75
Current month additions	59.30948	3,681.46
Current month redemptions	(49.30835)	(3,105.32)
Net income (loss) for current month		(72,009.84)	(1.48)

Net asset value, end of current month	48,863.30795	$2,945,041.74	$60.27

	Monthly rate of return		-2.39%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - CURRENCY SERIES

THE FRONTIER FUND WINTON/GRAHAM SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(815,714.06)
Unrealized trading gain (loss)	706,069.23
Less: Commissions	(7,713.17)
Less: Trading Fee paid to Managing Owner	(12,975.36)
Interest income	15,530.85

Total Income	(114,802.51)
EXPENSES
Trading fees	0.00
Broker service fees	41,664.45
Incentive fees	0.00
Management fees	60,681.24

Total Expenses	102,345.69

Net Income (Loss)	$(217,148.20)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	223,785.13607	$21,615,590.72	$96.59
Current month additions	47.79788	4,279.40
Current month redemptions	(5,490.12600)	(524,071.09)
Net income (loss) for current month		(217,148.20)	(0.97)

Net asset value, end of current month	218,342.80790	$20,878,650.83	$95.62

	Monthly rate of return		-1.00%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON/GRAHAM SERIES

THE FRONTIER FUND WINTON SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

November 30, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(645,639.69)
Unrealized trading gain (loss)	1,313,105.16
Less: Commissions	(4,672.68)
Less: Trading Fee paid to Managing Owner	(25,207.14)
Interest income	45,888.29

Total Income	683,473.94
EXPENSES
Trading fees	0.00
Broker service fees	76,178.69
Incentive fees	0.00
Management fees	81,795.16

Total Expenses	157,973.85

Net Income (Loss)	$525,500.09

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	310,148.37584	$41,163,992.91	$132.72
Current month additions	124.73876	15,672.86
Current month redemptions	(3,712.18160)	(476,839.82)
Net income (loss) for current month		525,500.09	1.77

Net asset value, end of current month	306,560.93308	$41,228,326.04	$134.49

	Monthly rate of return		1.33%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON SERIES